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                                                                     Exhibit 5.1


              FORM OF OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP


July 18, 2001


The Ashton Technology Group, Inc.
1835 Market Street
Suite 420
Philadelphia, PA 19103

Re:  The Ashton Technology Group, Inc.
     Registration Statement on Form S-2
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Ladies and Gentlemen:

We have acted as counsel to The Ashton Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the referenced Registration Statement on Form S-2, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 5,000,000 shares of the Company's common stock (the "Shares") to be offered by the selling stockholder named in the Registration Statement. None of the Shares is presently outstanding. Of the 5,000,000 Shares, 1,506,024 are issuable to the selling stockholder upon exercise of the Warrant (defined below). The balance of the Shares are issuable to the selling stockholder pursuant to the terms and conditions of the Purchase Agreement (defined below).

For purposes of the opinion set forth below, we have examined originals or copies of the First Amended and Restated Securities Purchase Agreement dated July 10, 2001 (the "Purchase Agreement") by and between the Company and Jameson Drive LLC ("Jameson"), the Registration Rights Agreement dated February 9, 2001 by and between the Company and Jameson (the "Registration Agreement") and the Warrant from the Company to Jameson dated July 10, 2001 to purchase 1,056,024 shares of the Company's common stock (the "warrant," and together with the Purchase Agreement and the Registration Agreement, the "Transaction Documents"). Further, in rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) such records, documents, statutes and decisions as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. We have also relied upon the representations, warranties and covenants set forth in the Transaction Documents of the parties thereto.

The opinion set forth below is limited to the General Corporation Law of the State of Delaware, as amended.
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Based upon the foregoing and subject to the assumptions and limitations set forth herein, we are of the opinion that (i) the Shares have been duly authorized, (ii) the shares issuable upon exercise of the warrant, when issued and paid for in accordance with the terms of the warrant for a consideration at least equal to the par value thereof, will be validly issued, fully paid and nonassessable, and (iii) the balance of the shares, when issued and paid for in accordance with the terms of the Purchase Agreement for a consideration at least equal to the par value thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm under the heading 'Legal Matters' in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

The foregoing opinion is solely for your benefit and may be relied upon only by you. This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.


Very truly yours.